                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the CVB Financial Corp. 1999 Orange National Bancorp 1999 Continuation Stock Option Plan and the CVB Financial Corp. 1999 Orange National Bancorp 1993 Continuation Stock Option Plan Registration Statement No. 333-88519 on Form S-8, the 1991 Stock Option Plan Registration Statement No. 33-41318 on Form S-8, the Key Employee Stock Grant Plan Registration Statement No. 33-50442 on Form S-8, and the 2000 Stock Option Plan Registration Statement No. 333-41198 on Form S-8, of our report, dated January 31, 2003, on the consolidated balance sheets of CVB Financial Corp. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002, appearing in the Annual Report on Form 10-K of CVB Financial Corp. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
March 19, 2003
Los Angeles, California